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                                                                       EXHIBIT 8


                                                            41 South High Street
                                                       Columbus, Ohio 43215-6194
                                                         Telephone: 614-227-2000
                                                         Facsimile: 614-227-2100
                                                        Nationwide: 800-533-2794


                               December __, 1996


Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio  43287

Huntington Bancshares Florida, Inc.
253 N. Orlando Ave.
Maitland, FL  32751

Citi-Bancshares, Inc.
1211 North Boulevard West
Leesburg, FL  34738

Gentlemen:

      We are counsel for Huntington Bancshares Incorporated, a Maryland corporation ("Huntington"), and Huntington Bancshares Florida, Inc., a Florida corporation and a wholly owned subsidiary of Huntington ("Huntington Florida"), in connection with the proposed merger (the "Merger") of Citi-Bancshares, Inc., a Florida corporation ("Citi-Bancshares"), with and into Huntington Florida pursuant to which the shareholders of Citi-Bancshares will receive shares of common stock, without par value, of Huntington ("Huntington Common"), cash, or a combination of shares of Huntington Common and cash, at the option of the Citi-Bancshares shareholder, subject to certain limitations as set forth in the Agreement and Plan of Merger, among Huntington, Huntington Florida, and Citi-Bancshares, dated as of October 31, 1996 (the "Merger Agreement"), in exchange for their shares of common stock of Citi-Bancshares ("Citi-Bancshares Common"). The separate existence and corporate organization of Citi-Bancshares will cease. Immediately following the Merger, Citizens National Bank of Leesburg, a national banking association and a wholly owned subsidiary of Citi-Bancshares ("Citizens Bank"), will be merged (the "Subsidiary Merger") into the Huntington National Bank of Florida, a national banking association and a wholly owned subsidiary of Huntington Florida ("HNB-Florida"); HNB-Florida will continue as a wholly-owned subsidiary of Huntington Florida; and the separate existence and corporation organization of Citizens Bank will cease. At your request, and pursuant to Section 9.1(g) of the Merger Agreement, we are rendering our opinion concerning certain federal income tax consequences of the Merger.

      For purposes of the opinion set forth below, we are relying, with the consent of Huntington and Citi-Bancshares, upon the accuracy and completeness of certain statements and representations (which statements and representations we have neither investigated nor verified) that will be

    Cincinnati / Cleveland / Columbus / Dayton / Naples, FL / Washington, DC

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Citi-Bancshares, Inc.
December __, 1996
Page 2


contained, respectively, in certificates of the officers of Huntington and Citi-Bancshares and we have assumed that such certificates will be complete and accurate as of the Effective Time. We have also assumed that the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and that the Merger will constitute a merger pursuant to the applicable provisions of the laws of the United States and the laws of the states of Florida and Ohio.

      Unless otherwise specified, the section numbers cited herein refer to sections in the Internal Revenue Code of 1986, as amended (the "Code"). All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement. For the purposes of the rendering of this opinion, we have assumed that the officers of Huntington and Citi-Bancshares will have made the following representations by the Effective Date and upon which we are relying in rendering this opinion:

      a. The fair market value of the Huntington Common and other consideration received by each Citi-Bancshares shareholder will be approximately equal to the fair market value of the Citi-Bancshares Common surrendered in the Merger.

      b. To the best of the knowledge of the management of Citi-Bancshares, there is no plan or intention on the part of the shareholders of Citi-Bancshares to sell, exchange, or otherwise dispose of a number of shares of Huntington Common to be received in the Merger that would reduce the Citi-Bancshares shareholders' ownership of Huntington Common to a number of shares having a value on the Effective Time of less than 50 percent of the value of all of the formerly outstanding Citi-Bancshares Common as of the same date. For purposes of this representation, shares of Citi-Bancshares Common exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Huntington Common will be treated as outstanding Citi-Bancshares Common on the Effective Time. Moreover, shares of Citi-Bancshares Common and shares of Huntington Common held by Citi-Bancshares shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger have been considered in making this representation.

      c. Huntington Florida will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Citi-Bancshares immediately prior to the Merger. For purposes of this representation, amounts paid by Citi-Bancshares to shareholders who receive cash or other property, Citi-Bancshares assets used to pay its reorganization expenses, and all redemptions


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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Citi-Bancshares, Inc.
December __, 1996
Page 3


            and distributions (except for regular, normal dividends) made by Citi-Bancshares immediately preceding the transfer, will be included as assets of Citi-Bancshares held immediately prior to the Merger.

      d. Prior to the transaction, Huntington will be in control of Huntington Florida and Huntington Florida will be in control of HNB-Florida within the meaning of Section 368(c) of the Code.

      e. Following the transaction, Huntington Florida will not issue additional shares of its stock that would result in Huntington losing control of Huntington Florida within the meaning of Section 368(c) of the Code.

      f. Neither Huntington nor Huntington-Florida has any plan or intention to liquidate Huntington Florida or HNB-Florida, respectively; to merge Huntington Florida or HNB-Florida with and into another corporation; to sell or otherwise dispose of the stock of Huntington Florida or HNB-Florida; or to cause Huntington Florida or HNB-Florida to sell or otherwise dispose of any of the assets of Citi-Bancshares acquired in the Merger or the Subsidiary Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

      g. The liabilities of Citi-Bancshares and Citizens Bank assumed by Huntington Florida and HNB-Florida and the liabilities to which the transferred assets of Citi-Bancshares and Citizens Bank are subject were incurred by Citi-Bancshares and Citizens Bank in the ordinary course of their businesses.

      h. Huntington has no plan or intention to redeem or otherwise reacquire any Huntington Common issued in the Merger that would reduce the former Citi-Bancshares shareholders' ownership of Huntington Common to a number of shares having a value on the effective date of the Merger of less than 50 percent of the value of the formerly outstanding Citi-Bancshares Common as of the same date.

      i. Following the Merger and the Subsidiary Merger, Huntington Florida and HNB-Florida will continue the historic businesses of Citi-Bancshares and Citizens Bank or use a significant portion of Citi-Bancshares' and Citizens Bank's business assets in their businesses.

      j. Huntington, Huntington Florida, HNB-Florida, Citi-Bancshares, Citizens Bank and the shareholders of Citi-Bancshares and Citizens Bank will each pay their respective expenses, if any, incurred in connection with the Merger and the Subsidiary Merger.

      k. There is no intercorporate indebtedness existing between Huntington and Citi-Bancshares or between Huntington Florida and Citi-Bancshares or between HNB-Florida and Citizens Bank that was issued, acquired, or will be settled at a discount.


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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Citi-Bancshares, Inc.
December __, 1996
Page 4


      l.    No party to the transaction is an investment company as defined in
            Section 368(a)(2)(F)(iii) and (iv) of the Code.

      m. The fair market value of the assets of Citi-Bancshares and Citizens Bank transferred to Huntington Florida and HNB-Florida, respectively, in the Merger will equal or exceed the sum of the liabilities assumed by Huntington Florida and HNB-Florida, plus the amount of liabilities, if any, to which the transferred assets are subject.

      n.    Neither Huntington, Huntington Florida, HNB-Florida,
            Citi-Bancshares, nor Citizens Bank is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      o.    No stock of Huntington Florida will be issued in the transaction.

      p. None of the compensation received by any shareholder-employee of Citi-Bancshares will be separate consideration for, or allocable to, any of his or her shares of Citi- Bancshares Common; none of the shares of Huntington Common received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of Citi-Bancshares will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      q. Neither Huntington nor Huntington Florida owned any shares of Citi-Bancshares prior to the Merger.

      r. No material dividends or distributions have been or will be made, with respect to the Citi-Bancshares Common or the Citizens Bank common stock in contemplation of the Merger or the Subsidiary Merger, except for dividends normal and customary in amount.

      s. The payment of cash in lieu of fractional shares of Huntington Common is solely for the purpose of avoiding the expense and inconvenience to Huntington of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to Citi-Bancshares shareholders instead of issuing fractional shares of Huntington Common will not exceed one percent of the total consideration that will be issued in the Merger to Citi-Bancshares shareholders for their shares of Citi-Bancshares stock. The fractional share interests of each Citi-Bancshares shareholder will be aggregated, and no Citi-Bancshares shareholder will receive cash in an amount greater than the value of one full share of Huntington Common with respect to any cash payment in lieu of a fractional share.

      t. The Merger will be consummated solely in compliance with the material terms and conditions of the Merger Agreement and the Merger Agreement represents the entire understanding of the Parties with respect to the Merger.

      u. The Subsidiary Merger is being consummated for business purposes separate and distinguishable from the Merger.

      In reliance on the assumptions and the representations set forth above, and assuming that the shareholders of Citi-Bancshares do not sell, exchange, transfer by gift, or otherwise dispose of a number of shares of Huntington Common received in the Merger that would reduce the ownership of Huntington Common by the former shareholders of Citi-Bancshares to a number of shares having


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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Citi-Bancshares, Inc.
December __, 1996
Page 5


a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding Citi-Bancshares Common as of the same date, we are of the opinion that:

      (a) No gain or loss will be recognized by a Citi-Bancshares shareholder who receives solely shares of Huntington Common Stock in exchange for such shareholder's shares of Citi-Bancshares Common Stock, except to the extent of any cash received in lieu of a fractional share of Huntington Common Stock.

      (b) A Citi-Bancshares shareholder will realize gain, if any, upon the receipt of a combination of shares of Huntington Common Stock and cash in exchange for such shareholder's shares of Citi-Bancshares Common Stock equal to the excess of the fair market value of the shares of Huntington Common Stock received plus the amount of cash received over the cost or other basis of the shares of Citi-Bancshares Common Stock surrendered in the exchange. Such gain will be recognized, but not in excess of the amount of cash received. If the exchange has the effect of the distribution of a dividend (as defined under Section 316 of the Code and as determined with the applications of Sections 302, 318, and 356(a)(2) of the
            Code), then the amount of gain recognized that is not in excess of the shareholder's ratable share of the undistributed earnings and profits of Citi-Bancshares will be treated as a dividend. The determination of whether the exchange has the effect of the distribution of a dividend will be made on a shareholder by shareholder basis. No loss will be recognized upon the exchange.

      (c) Where solely cash is received by a Citi-Bancshares shareholder in exchange for such shareholder's shares of Citi-Bancshares Common Stock pursuant to the exercise of the Cash Election, the cash will be treated as having been received by such shareholder as a distribution in redemption of his or her Citi-Bancshares Common Stock, subject to the provisions and limitations of Section 302 of the Code. Where, as a result of such distribution, a former shareholder of Citi-Bancshares owns no shares of Huntington Common Stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for such shareholder's shares of Citi-Bancshares Common Stock, as provided in Section 302(a) of the Code. Under Section 1001 of the Code, gain or (subject to the limitations of Section 267 of the Code) loss will be realized and recognized to such shareholder in an amount equal to the difference between the amount of such cash and the adjusted basis of the shares


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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Citi-Bancshares, Inc.
December ___, 1996
Page 6


            of Citi-Bancshares Common Stock surrendered, as determined under
            Section 1011 of the Code.


      (d) In general, the basis of the Huntington Common Stock so received will be the same as the basis of the Citi-Bancshares Common Stock surrendered in exchange therefor, decreased by the amount of cash received by the shareholder and increased by (i) the amount, if any, that was treated as a dividend, and (ii) the amount of gain recognized by the shareholder on the exchange (not including any portion of such gain that is treated as a dividend).

      (e) The holding period of the Huntington Common Stock to be received by Citi-Bancshares shareholders will include the holding period of the shares of Citi-Bancshares Common Stock surrendered in exchange therefor, provided that Citi-Bancshares Common Stock was held as a capital asset in the hands of the Citi-Bancshares shareholder on the Effective Date.

      (f) The basis of the assets of Citi-Bancshares to be received by Huntington Florida will be the same as the basis of those assets in the hands of Citi-Bancshares immediately prior to the Merger.

      (g) The holding period of the assets of Citi-Bancshares to be received by Huntington Florida will, in each instance, include the period for which such assets were held by Citi-Bancshares.

      (h) No gain or loss will be recognized by Huntington or Huntington Florida (except for the inclusion in income of amounts resulting from any required changes in accounting methods or similar items) upon the consummation of the Merger.

      (i) No gain or loss will be recognized by Citi-Bancshares (except for the inclusion in income of amounts resulting from any required changes in accounting methods or similar items) upon the consummation of the Merger.

      We have given this opinion pursuant to Section 9.1 (g) of the Merger Agreement in connection with the transactions contemplated thereby and such opinion is not to be relied upon for any other purpose. This opinion may not be applicable to Citi-Bancshares shareholders whose Citi-Bancshares Common is not held as a capital asset, certain particular classes of shareholders or Citi-Bancshares shareholders who are not citizens of the United States. No opinion is expressed about


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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Citi-Bancshares, Inc.
December ___, 1996
Page 7

the tax treatment of the transaction under other provisions of the Code and the Treasury Regulations issued thereunder or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically addressed by the foregoing opinion. No opinion is expressed as to the effect of state, local, and foreign tax laws.

      You should be aware that this opinion represents our conclusions as to the application of existing law and is based on the representations given as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service. No person other than the addressees named herein may rely on this opinion for any purpose.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    PORTER, WRIGHT, MORRIS & ARTHUR